Exhibit (l)

                         SIDLEY AUSTIN BROWN & WOOD LLP

    CHICAGO                     787 SEVENTH AVENUE                      BEIJING
                             NEW YORK, NEW YORK 10019
     DALLAS                   TELEPHONE 212 839 5300                     GENEVA
                              FACSIMILE 212 839 5599
  LOS ANGELES                     www.sidley.com                       HONG KONG

 SAN FRANCISCO                     FOUNDED 1866                          LONDON

WASHINGTON, D.C.                                                        SHANGHAI

                                                                       SINGAPORE

                                                                          TOKYO

                                                 July 28, 2003

Muni Intermediate Duration Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

      This opinion is being furnished in connection with the registration by Muni Intermediate Duration Fund, Inc., a Maryland corporation (the "Fund"), of shares of common stock, par value $0.10 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act, in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement.

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Charter of the Fund, the By-laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.
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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK


      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                              Very truly yours,

                                              /s/ Sidley Austin Brown & Wood LLP


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